Exhibit 99.(h)(8)

EAGLE POINT INCOME COMPANY INC.

COMMON STOCK, PAR VALUE $0.001 PER SHARE

5.00% SERIES A TERM PREFERRED STOCK DUE 2026

7.75% SERIES B TERM PREFERRED STOCK DUE 2028

8.00% SERIES C TERM PREFERRED STOCK DUE 2029

FOURTH AMENDED AND RESTATED AT MARKET ISSUANCE SALES AGREEMENT

DATED MAY [  ], 2024

B. Riley Securities, Inc.

299 Park Avenue, 21st Floor

New York, NY 10171

Ladies and Gentlemen:

Eagle Point Income Company Inc., a Delaware corporation (the “Company”), Eagle Point Income Management LLC, a Delaware limited liability company (the “Investment Adviser”), Eagle Point Administration LLC, a Delaware limited liability company (the “Administrator”) and B. Riley Securities, Inc. (“B. Riley Securities”) are parties to that certain Third Amended and Restated At Market Issuance Sales Agreement dated August 21, 2023 (the “Original Sales Agreement”). Each of the Company, the Investment Adviser and the Administrator and B. Riley Securities (the “Placement Agent”) desire to amend and restate the Original Sales Agreement with this agreement (the “Agreement”), and hereby agree as follows:

1. Description of Securities.

Each of the Company, the Investment Adviser and the Administrator agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell through the Placement Agent, acting as agent and/or principal, shares of the Company’s (i) common stock, par value $0.001 per share (the “Common Stock”), (ii) 5.00% Series A Term Preferred Stock due 2026, par value $0.001 per share and liquidation preference of $25 per share (the “Series A Preferred Stock”), (iii) 7.75% Series B Term Preferred Stock due 2028, par value $0.001 per share and liquidation preference of $25 per share (the “Series B Preferred Stock”), or (iv) 8.00% Series C Term Preferred Stock due 2029, par value $0.001 per share and liquidation preference of $25 per share (the “Series C Preferred Stock,” and together with the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock, the “Shares”), provided however, that in no event shall the Company issue or sell through the Placement Agent such number or dollar amount of Shares that (a) exceeds the number or dollar amount of Shares registered on the effective Registration Statement (as defined below) pursuant to which the offering is being made or (b) exceeds the number of authorized but unissued shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, as applicable (each of (a) and (b), as applicable, the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the amount of Shares to be issued and sold under this Agreement shall be the sole responsibility of the Company, and the Placement Agent shall have no obligation in connection with such compliance. The issuance and sale of the Shares through the Placement Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Shares.

The Company has filed with the Commission a shelf registration statement on Form N-2 (File Nos. 333-272168 and 811-23384), including the base prospectus or prospectuses, covering the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”). The registration statement as amended, including the exhibits and schedules thereto, at the time it became effective, including the information, if any, deemed to be part of the registration statement at the time of its effectiveness pursuant to Rule 430C under the Securities Act, and all documents incorporated or deemed to be incorporated therein by reference pursuant to the final rule and form amendments adopted by the Commission to implement certain provisions of the Economic Growth, Regulatory Relief, and Consumer Protection Act (“CEF Act”), is hereinafter referred to as the “Registration Statement”; the prospectus, dated as of June 29, 2023, included in the Registration Statement at the time it became effective on June 29, 2023 (including the information, if any, deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430C under the Securities Act), in the form in which it was distributed, is hereinafter referred to as the “Base Prospectus”; the prospectus supplement dated May [ ], 2024, filed with the Commission pursuant to Rule 424(b) under the Securities Act, or any other prospectus supplements filed pursuant to Rule 424(b) under the Securities Act and all documents incorporated or deemed to be incorporated therein by reference, and to be used to confirm sales is hereinafter referred to, together with the Base Prospectus, as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

The Company has entered into (i) an investment advisory agreement with the Investment Adviser dated as of October 5, 2018 (“Investment Advisory Agreement”), (ii) a custody agreement with Wells Fargo Bank, National Association dated as of October 3, 2018 (the “Custody Agreement”), (iii) an administration agreement with the Administrator dated as of October 5, 2018 (the “Administration Agreement”), and (iv) a transfer agency and registrar services agreement with American Stock Transfer & Trust Company, LLC dated as of October 16, 2018 (the “Transfer Agency Agreement”). Collectively, the Investment Advisory Agreement, the Custodian Agreement, the Administration Agreement, and the Transfer Agency Agreement are herein referred to as the “Company Agreements.” In addition, the Company has adopted a dividend reinvestment plan (the “Dividend Reinvestment Plan”) pursuant to which holders of shares of Common Stock shall have their distributions automatically reinvested in additional shares of Common Stock unless such holders elect to receive such distributions in cash.

The Investment Company Act of 1940, as amended (the “Investment Company Act”) and the Securities Act are hereinafter referred to collectively as the “Acts,” and the rules and regulations of the Commission under the Acts and under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereinafter referred to collectively as the “Rules and Regulations.”

All references in this Agreement to the Registration Statement and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) system.

“Applicable Time” means the time of each sale of any Shares pursuant to this Agreement as agreed by the Company and the Placement Agent.

2. Placements.

Each time that the Company wishes to issue and sell the Shares hereunder (each, a “Placement”), it will notify the Placement Agent by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued and sold (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such necessary minimum sales parameters is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Placement Agent set forth on Exhibit B, as such Exhibit B may be amended from time to time.

The Placement Notice shall be effective upon receipt by the Company of the Placement Agent’s written acceptance of the terms of the Placement Notice unless and until (i) the entire amount of the Placement Shares has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 11 or (v) either party shall have suspended the sale of the Placement Shares in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to the Placement Agent in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Exhibit C. It is expressly acknowledged and agreed that neither the Company nor the Placement Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Placement Agent and the Placement Agent accepts in writing the terms of such Placement Notice, and then only upon the terms specified in the Placement Notice and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3. Sale of Placement Shares by the Placement Agent.

Subject to the provisions of Section 7(a), the Placement Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Placement Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to the Placement Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined in Section 7(b)) payable to the Company, with an itemization of the deductions made by the Placement Agent (as set forth in Section 7(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice, the Placement Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, as applicable, are purchased and sold on the principal market on which the Common Stock, Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, as applicable, are listed or quoted.

4. Suspensions of Sales.

(a) The Company or the Placement Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4(a) shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.

(b) No sales of Shares shall take place, the Company shall not request the sale of any Shares that would be sold, and the Placement Agent shall not be obligated to sell Shares, during any period in which the Company is in possession of material non-public information.

5. Representations and Warranties of the Company, the Investment Adviser and the Administrator.

The Company, the Investment Adviser and the Administrator, jointly and severally, represent and warrant to and agree with the Placement Agent as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 9(m), as of each Applicable Time and as of each Settlement Date (as defined below) as follows:

(a) The Registration Statement has been filed with, and declared effective by, the Commission; no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto or the use of the Prospectus has been received by the Company; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Prospectus delivered to the Placement Agent for use in connection with this offering was and will be identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. At the time of filing the Registration Statement and any post-effective amendments thereto, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(b) At the respective times the Registration Statement and any post-effective amendment thereto became or becomes effective, the Registration Statement and any post-effective amendment thereto complied and will comply in all material respects with the requirements of the Acts and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, at each Applicable Time, did not contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this paragraph do not apply to statements in or omissions from the Registration Statement or the Prospectus made solely in reliance upon and in conformity with written information furnished to the Company by the Placement Agent for use in the Registration Statement or Prospectus.

(c) The Company has been duly organized and is validly existing in good standing as a corporation under the laws of the State of Delaware. The Company has full power and authority to own its property and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and is in good standing and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the prospects, earnings, business or operations of the Company (a “Company Material Adverse Effect”). The Company has no subsidiaries other than Eagle Point Income Company Sub II (Cayman) Ltd. and such other subsidiaries that the Company may form from time to time, the formation of which shall be disclosed in writing by the Company to the Placement Agent.

(d) The Company is, and at all times through the completion of the transactions contemplated hereby will be, in compliance in all material respects with the applicable terms and conditions of the Acts and the Rules and Regulations. To the Company’s knowledge, no person is serving or acting as an officer or director of, or investment adviser to, the Company except in accordance with the provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended, including the rules and regulations thereunder (the “Advisers Act”). Except as otherwise disclosed in the Registration Statement and the Prospectus, to the Company’s knowledge, no director of the Company is an “interested person” of the Company or an “affiliated person” of the Placement Agent (each as defined in the Investment Company Act).

(e) This Agreement has been duly authorized, executed and delivered by the Company. Each Company Agreement complies with all applicable provisions of the Acts, the Advisers Act and the applicable Rules and Regulations. Assuming the due and valid authorization, execution and delivery by the other parties thereto, each Company Agreement represents a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, receivership, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing) whether enforcement is considered in a proceeding in equity or at law; provided that neither the Company nor the Investment Adviser makes any representation or warranty as to the effect on the representations and warranties expressed herein of (i) the compliance and noncompliance of any other party (other than the Company) to any of the foregoing Company Agreements with state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or nature of the business of such other party.

(f) None of (1) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement or (2) the issue and sale by the Company of the Shares as contemplated by this Agreement conflicts with or will conflict with, result in, or constitute a violation, breach of or default under, (x) the certificate of incorporation of the Company, as amended to date (the “Certificate of Incorporation”), or the bylaws of the Company, as amended to date (the “Bylaws”), (y) any agreement, indenture, note, bond, license, lease or other instrument or obligation binding upon the Company that is material to the Company or (z) any law, rule or regulation applicable to the Company or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, whether foreign or domestic; except, with respect to clauses (y) or (z), any contravention which would have neither (i) a Company Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement; provided that no representation or warranty is made with respect to compliance with the laws of any jurisdiction outside of the United States in connection with the offer or sale of the Shares in such jurisdiction by the Placement Agent.

(g) No consent, approval, authorization, order or permit of, license from, or qualification with, any governmental body, agency or authority, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required to be obtained by the Company prior to the Settlement Date for the performance by the Company of its obligations under this Agreement or the Company Agreements, except such as have been obtained and as may be required by (i) the Acts, the Advisers Act, the Exchange Act or the applicable Rules and Regulations, (ii) the rules and regulations of the Financial Industry Regulatory Authority, Inc., including legacy NASD rules (“FINRA”), or of the New York Stock Exchange (“NYSE”), (iii) the securities or “blue sky” laws of the various states and foreign jurisdictions in connection with the offer and sale of the Shares or (iv) such as which the failure to obtain would have neither (x) a Company Material Adverse Effect or (y) a material adverse effect on the consummation of the transactions contemplated by this Agreement.

(h) The capital stock of the Company conforms in all material respects to the description thereof under the heading “Description of our Capital Stock” in each of the Registration Statement and the Prospectus, and this Agreement, the Certificate of Incorporation, the Bylaws and the Company Agreements conform in all material respects to the descriptions thereof contained in each of the Registration Statement and the Prospectus.

(i) This Agreement, the certificate of designation for the Series A Preferred Stock, as amended (the “Series A Certificate of Designation”), the certificate of designation for the Series B Preferred Stock, as amended (the “Series B Certificate of Designation”), the certificate of designation for the Series C Preferred Stock (the “Series C Certificate of Designation”), the Certificate of Incorporation and the Bylaws comply with all applicable provisions of the Acts, the Advisers Act and the applicable Rules and Regulations, and all approvals of such documents required under the Investment Company Act by the Company’s stockholders and, to the extent applicable, Board of Directors have been obtained and are in full force and effect.

(j) The Company Agreements are in full force and effect and neither the Company nor, to the knowledge of the Company, any other party to any such agreement is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Company thereunder, and the Company is not currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected, the default under or breach of which could reasonably be expected to have a Company Material Adverse Effect.

(k) The shares of Common Stock, the shares of Series A Preferred Stock, the shares of Series B Preferred Stock, and the shares of Series C Preferred Stock (together, the “Preferred Stock”), in each case outstanding prior to the date hereof, have been duly authorized and, are validly issued, fully paid and non-assessable. None of the outstanding shares of Common Stock, Preferred Stock or any other capital stock of the Company was issued in violation of any preemptive or other similar rights. Other than as contemplated in the Registration Statement and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(l) The Common Stock has been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Common Stock will not be subject to any preemptive or similar rights. The Common Stock conforms to the descriptions thereof under the heading “Description of our Capital Stock” contained in the Registration Statement and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(m) The Series A Preferred Stock has been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and the Series A Certificate of Designation, will be validly issued, fully paid and non-assessable, and the issuance of the Series A Preferred Stock will not be subject to any preemptive or similar rights. The Series A Preferred Stock conforms to the descriptions thereof under the heading “Description of our Capital Stock” contained in the Registration Statement and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(n) The Series A Preferred Stock conforms to the provisions of the Series A Certificate of Designation and the relative rights, preferences, interests and powers of the Series A Preferred Stock are set forth in the Series A Certificate of Designation. The Series A Certificate of Designation has been, or by the Settlement Date will be, duly authorized and executed by the Company in compliance with the Delaware General Corporation Law and filed by the Company with Secretary of State of the State of Delaware. The Series A Certificate of Designation is in full force and effect.

(o) The Series B Preferred Stock has been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and the Series B Certificate of Designation, will be validly issued, fully paid and non-assessable, and the issuance of the Series B Preferred Stock will not be subject to any preemptive or similar rights. The Series B Preferred Stock conforms to the descriptions thereof under the heading “Description of our Capital Stock” contained in the Registration Statement and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(p) The Series B Preferred Stock conforms to the provisions of the Series B Certificate of Designation and the relative rights, preferences, interests and powers of the Series B Preferred Stock are set forth in the Series B Certificate of Designation. The Series B Certificate of Designation has been, or by the Settlement Date will be, duly authorized and executed by the Company in compliance with the Delaware General Corporation Law and filed by the Company with Secretary of State of the State of Delaware. The Series B Certificate of Designation is in full force and effect.

(q) The Series C Preferred Stock has been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and the Series C Certificate of Designation, will be validly issued, fully paid and non-assessable, and the issuance of the Series C Preferred Stock will not be subject to any preemptive or similar rights. The Series C Preferred Stock conforms to the descriptions thereof under the heading “Description of our Capital Stock” contained in the Registration Statement and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(r) The Series C Preferred Stock conforms to the provisions of the Series C Certificate of Designation and the relative rights, preferences, interests and powers of the Series C Preferred Stock are set forth in the Series C Certificate of Designation. The Series C Certificate of Designation has been, or by the Settlement Date will be, duly authorized and executed by the Company in compliance with the Delaware General Corporation Law and filed by the Company with Secretary of State of the State of Delaware. The Series C Certificate of Designation is in full force and effect.

(s) The Company will submit a supplemental listing application for the listing of the Shares on the NYSE and use its best efforts to maintain such listing, subject to official notice of issuance.

(t) The questionnaires relating to FINRA Rule 5110 provided to the Placement Agent or its counsel in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA’s conduct rules (Rules 5100, 5110 or 5121) are, to the Company’s knowledge, true and correct in all material respects.

(u) There has not occurred any material adverse change, or any development reasonably likely to involve a prospective material adverse change, in the condition, financial or otherwise, or in the prospects, earnings, business or operations of the Company, and there have been no transactions entered into by the Company which are material to the Company, other than those in the ordinary course of its business.

(v) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company is a party or to which any of the properties of the Company is subject (i) other than proceedings accurately described in all material respects in the Prospectus and proceedings that would not have a Company Material Adverse Effect, or that would not have a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described. Each officer signing or delivering a certificate pursuant to this Agreement may rely upon his or her knowledge as to legal or governmental proceedings threatened.

(w) The statements in the Registration Statement and the Prospectus under the headings “Prospectus Supplement Summary-Operating and Regulatory Structure,” “Prospectus Supplement Summary-Conflicts of Interest,” “Description of the Series A Term Preferred Stock,” “Description of the Series B Term Preferred Stock” and “Description of the Series C Term Preferred Stock” and in the Base Prospectus under the captions “Prospectus Summary-Operating and Regulatory Structure,” “Prospectus Summary-Conflicts of Interest,” “The Adviser and the Administrator-Investment Advisory Agreement,” “The Adviser and the Administrator-The Administrator and the Administration Agreement,” “Regulation as a Closed-End Management Investment Company,” “U.S. Federal Income Tax Matters” and “Description of our Capital Stock” and “Description of our Preferred Stock” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(x) The Company has all necessary consents, authorizations, approvals, orders (including exemptive orders), licenses, certificates, permits, qualifications and registrations of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file the foregoing would not result in a Company Material Adverse Effect.

(y) Each of the Registration Statement and the Prospectus, as of the respective dates thereof, complied as to form in all material respects with the Acts and the applicable Rules and Regulations.

(z) The financial statements included in the Registration Statement and the Prospectus, together with the related notes thereto (collectively, the “Company Financial Statements”), present fairly in all material respects the financial condition of the Company as of the respective dates indicated, comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”). The supporting schedules to such Company Financial Statements, if any, present fairly in accordance with GAAP the information required to be stated therein. KPMG LLP, whose report appears in the Registration Statement and the Prospectus and who have certified the audited Company Financial Statements and supporting schedules, if any, included in the Registration Statement, is an independent registered public accounting firm within the meaning of, and as required by, the Acts and the applicable Rules and Regulations.

(aa) There are no material restrictions, limitations or regulations with respect to the ability of the Company to invest its assets as described in the Registration Statement and the Prospectus, other than as described therein.

(bb) Neither the Company nor any of its agents or representatives (other than the Placement Agent in its capacity as such) has prepared, made, used, authorized, approved or referred to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Shares other than the Registration Statement and the Prospectus, and any amendment or supplement to any of the foregoing.

(cc) Subsequent to the respective dates as of which information is given in each of the Registration Statement and the Prospectus, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, except in each case as contemplated in the Registration Statement and the Prospectus, respectively.

(dd) The Company owns or possesses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by it, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Company Material Adverse Effect.

(ee) The Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are each listed on the NYSE under the ticker symbols “EIC,” “EICA,” “EICB,” and “EICC,” respectively. The Company has not received any notice that it is not in compliance with the listing or maintenance requirements of the NYSE with respect to the Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. The Company believes that it is, and has no reason to believe that it will not in the foreseeable future continue to be, in material compliance with all such listing and maintenance requirements.

(ff) To the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the NYSE thereunder (the “Sarbanes-Oxley Act”), have been applicable to the Company, there is and has been no failure on the part of the Company to comply with any applicable provision of the Sarbanes-Oxley Act that would reasonably be expected to have a Company Material Adverse Effect.

(gg) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations and with the applicable requirements of the Acts; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability and compliance with the books and records requirements under the Acts; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the Company’s most recent audited financial statements included in the Prospectus, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated); (ii) no fraud, whether or not material, that involves management or employees who have a role in the Company’s internal controls; and (iii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(hh) The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the Investment Company Act); such disclosure controls and procedures are effective as required by the Investment Company Act and the applicable Rules and Regulations and the Company is not aware of any material weakness in such controls and procedures.

(ii) Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(jj) There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus (or the documents incorporated by reference therein) or to be filed as exhibits thereto by the Securities Act or the Investment Company Act which have not been so described and filed as required.

(kk) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, the Investment Adviser or the Administrator is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the Investment Adviser and the Administrator, and to the knowledge of the Company, the Investment Adviser and the Administrator, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(mm) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, the Investment Adviser or the Administrator is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) and none of the Company, the Investment Adviser and the Administrator will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or any country or territory currently subject to any U.S. sanctions administered by OFAC.

(nn) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring the Company or its business, assets, employees, officers and directors, including the Company’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Rules and Regulations, are in full force and effect, and the Company is in compliance with the terms of such policies and fidelity bond in all material respects; and there are no claims by the Company under any such policies or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not result in a Company Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus (exclusive of any supplement thereto).

(oo) Except as set forth in or contemplated in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Placement Agent (the description of such arrangements and outstanding indebtedness thereunder is true, accurate and complete in all respects) and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of the Placement Agent.

(pp) There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement or the Prospectus which have not been described as required, it being understood and agreed that the Company, the Investment Adviser and the Administrator make no representation or warranty with respect to such relationships involving the Placement Agent or any affiliate and any other person that have not been disclosed to the Company by the Placement Agent in connection with this offering.

(qq) The Company has not taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(rr) The Company owns, leases or has rights to use all such properties as are necessary to the conduct of its operations as presently conducted.

(ss) There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Shares to be sold by the Company to the Placement Agent hereunder.

(tt) The Company operates in compliance in all material respects with the requirements to be taxed as, and has duly elected to be taxed as (which election has not been revoked), a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends to direct the investment of the net proceeds received by it from the sale of the Shares in the manner specified in the Registration Statement and the Prospectus under the caption “Use of Proceeds” and in such a manner as to continue to comply with the requirements of Subchapter M of the Code.

(uu) Each investment held by the Company, except as otherwise disclosed in the Registration Statement and the Prospectus, is, to the Company’s knowledge, current, in all material respects, with all its obligations under the applicable terms of the investment, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred in respect of such investment, except to the extent that any such failure to be current in any such obligations and any such default would not reasonably be expected to result in a Company Material Adverse Effect.

Any certificate signed by or on behalf of the Company and delivered to the Placement Agent or its counsel in connection with the offering of the Shares shall be deemed to a representation and warranty by the Company as to the matters covered therein to the Placement Agent.

6. Representations and Warranties of the Investment Adviser and the Administrator.

The Investment Adviser and the Administrator represent and warrant to and agree with the Placement Agent as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 9(m), as of each Applicable Time and as of each Settlement Date (as defined below) as follows:

(a) Each of the Investment Adviser and the Administrator has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with the power and authority to own its property and to conduct its business as described in the Registration Statement and the Prospectus and enter into this Agreement and the other Company Agreements to which the Investment Adviser or the Administrator is a party, as the case may be, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the prospects, earnings, business or operations of the Investment Adviser or the Administrator, as the case may be (an “Adviser/Administrator Material Adverse Effect”). The Investment Adviser has no wholly owned subsidiaries. The Administrator has no subsidiaries.

(b) The Investment Adviser is duly registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Advisory Agreement as an investment adviser to the Company as contemplated by the Registration Statement and the Prospectus, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Investment Adviser, threatened by the Commission.

(c) This Agreement has been duly authorized, executed and delivered by the Investment Adviser and/or the Administrator, as applicable. This Agreement and each Company Agreement to which the Investment Adviser or the Administrator is a party comply with the applicable provisions of the Acts, the Advisers Act and the applicable Rules and Regulations. Assuming the due and valid authorization, execution and delivery by the other parties thereto, each Company Agreement to which the Investment Adviser or the Administrator is a party represents a valid and binding agreement of the Investment Adviser or the Administrator, as applicable, enforceable against the Investment Adviser or the Administrator, as applicable, in accordance with its terms, except (a) as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Investment Adviser’s or the Administrator’s obligations thereunder, as applicable, may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, receivership, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality reasonableness, good faith and fair dealing) whether enforcement is considered in a proceeding in equity or at law, and (b) in the case of the Investment Advisory Agreement, with respect to termination under the Investment Company Act or the reasonableness or fairness of compensation payable thereunder.

(d) The execution and delivery by the Investment Adviser and/or the Administrator, as applicable, of, and the performance by the Investment Adviser and/or the Administrator, as applicable, of its obligations under, this Agreement does not conflict with or will not conflict with, result in, or constitute a violation, breach of, or default under, (x) the limited liability company operating agreement of the Investment Adviser and/or the Administrator, as applicable (y) any agreement, indenture, note, bond, license, lease or other instrument or obligation binding upon the Investment Adviser and/or the Administrator, as applicable, that is material to the Investment Adviser and/or the Administrator, as applicable, or (z) any law, rule or regulation applicable to the Investment Adviser and/or the Administrator, as applicable, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Investment Adviser and/or the Administrator, whether foreign or domestic; except, with respect to clauses (y) or (z), any contravention which would have neither (i) an Adviser/Administrator Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement; provided that no representation or warranty is made with respect to compliance with the laws of any jurisdiction outside of the United States in connection with the offer or sale of the Shares in such jurisdiction by the Placement Agent.

(e) No consent, approval, authorization, order or permit of, license from, or qualification or registration with any governmental body, agency or authority, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required to be obtained by the Investment Adviser and/or the Administrator, as applicable, for the performance by the Investment Adviser and/or the Administrator, as applicable, of its obligations under this Agreement or any Company Agreement to which it is a party, except such as have been obtained and as may be required by (i) the Acts, the Advisers Act, the Exchange Act, or the applicable Rules and Regulations, (ii) the rules and regulations of FINRA or of the NYSE, (iii) by the securities or “blue sky laws” of the various states and foreign jurisdictions in connection with the offer and sale of the Shares or (iv) such as which the failure to obtain would have neither (i) an Adviser/Administrator Material Adverse Effect nor (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement.

(f) There are no legal or governmental proceedings pending or, to the knowledge of the Investment Adviser and the Administrator, threatened to which the Investment Adviser and/or the Administrator is a party or to which any of the properties of the Investment Adviser and/or the Administrator is subject (i) other than proceedings accurately described in all material respects in the Registration Statement and the Prospectus and proceedings that would not have an Adviser/Administrator Material Adverse Effect, as applicable, or that would not have a material adverse effect on the power or ability of the Investment Adviser and/or the Administrator, as applicable, to perform its obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement and the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described.

(g) There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus (or the documents incorporated by reference therein) or to be filed as exhibits thereto by the Securities Act or by the Rules and Regulations which have not been so described and filed as required.

(h) Each of the Investment Adviser and the Administrator has all necessary consents, authorizations, approvals, orders (including exemptive orders), licenses, certificates, permits, qualifications and registrations of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Registration Statement and the Prospectus, except to the extent that the failure to obtain or file the foregoing would not result in an Adviser/Administrator Material Adverse Effect.

(i) Each of the Investment Adviser and Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement and the Prospectus and by this Agreement and each Company Agreement to which it is a party.

(j) The Investment Advisory Agreement is in full force and effect and neither the Investment Adviser nor, to the knowledge of the Investment Adviser, any other party to the Investment Advisory Agreement is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Investment Adviser under such document.

(k) Each of the Investment Adviser and the Administrator are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Investment Adviser or the Administrator or their respective businesses, assets, employees, officers and directors are in full force and effect; the Investment Adviser and the Administrator are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Investment Adviser or the Administrator under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Investment Adviser or the Administrator has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have an Adviser/Administrator Material Adverse Effect.

(l) All information furnished by the Investment Adviser or the Administrator for use in the Registration Statement and Prospectus, including, without limitation, the description of the Investment Adviser does not, and on the Settlement Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading (and in the case of the Prospectus, in light of the circumstances under which such information is provided).

(m) There has not occurred any material adverse change, or any development reasonably likely to involve a prospective material adverse change, in the condition, financial or otherwise, or in the prospects, earnings, business or operations of the Investment Adviser or the Administrator from that set forth in the Registration Statement and the Prospectus, and there have been no transactions entered into by the Investment Adviser that are material to the Investment Adviser other than those in the ordinary course of its business or as described in the Registration Statement and the Prospectus.

(n) None of the Investment Adviser or the Administrator, nor to their knowledge, any of its respective affiliates, has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(o) The operations of the Investment Adviser and the Administrator are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Investment Adviser or the Administrator with respect to the Money Laundering Laws is pending or, to the knowledge of the Investment Adviser or the Administrator, threatened.

(p) None of the Investment Adviser or the Administrator nor, to their knowledge, any director, officer, agent, employee or affiliate of the Investment Adviser or the Administrator is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the Investment Adviser or the Administrator, and, to their knowledge, the Investment Adviser and the Administrator, and each of their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(q) None of the Investment Adviser or the Administrator nor, to its knowledge, any director, officer, agent, employee or affiliate of the Investment Adviser or the Administrator is currently subject to any U.S. sanctions administered by OFAC and the Investment Adviser and the Administrator will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(r) The Investment Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization and (ii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization.

(s) The Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for the Company’s assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Any certificate signed by or on behalf of the Investment Adviser or the Administrator and delivered to the Placement Agent or its counsel in connection with the offering of the Shares shall be deemed to a representation and warranty by the Investment Adviser or the Administrator, as applicable, as to the matters covered therein to the Placement Agent.

7. Agreements to Sell and Purchase.

(a) Sale of Placement Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Placement Agent’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Placement Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. Each of the Company, the Investment Adviser and the Administrator acknowledges and agrees that (i) there can be no assurance that the Placement Agent will be successful in selling Placement Shares, (ii) the Placement Agent will incur no liability or obligation to the Company, the Investment Adviser, the Administrator or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Placement Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 7 and (iii) the Placement Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Placement Agent in the Placement Notice.

(b) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2nd) Trading Day (or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Placement Agent at which such Placement Shares were sold, after deduction for (i) the Placement Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c) Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the Placement Agent’s or its designee’s account (provided the Placement Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Placement Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 10, the Company will (i) hold the Placement Agent harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Placement Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d) Denominations; Registration. The certificates for the Shares, if any, shall be in such denominations and registered in such names as the Placement Agent may request in writing at least one full business day before the Settlement Date. The certificates for the Shares, if any, will be made available for examination and packaging by the Placement Agent in The City of New York not later than noon (New York City time) on the business day prior to the Settlement Date. The Company shall deliver the Shares, if any, through the facilities of DTC unless the Placement Agent shall otherwise instruct.

(e) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Shares, if after giving effect to the sale of such Shares, the aggregate offering price of the Shares sold pursuant to this Agreement would exceed the Maximum Amount. Under no circumstances shall the Company cause or request the offer or sale of any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock that would cause the Company to exceed the asset coverage ratio permitted under the Investment Company Act, which as of the date hereof is 200%, as measured at the time of the issuance of any such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as required by the Investment Company Act. Under no circumstances shall the Company cause or request the offer or sale of (i) any Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to the Placement Agent in writing or (ii) any shares of Common Stock pursuant to this Agreement at a price (net of the Placement Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof) lower than the Company’s then current net asset value per share of Common Stock (as determined pursuant to Section 23(b) of the Investment Company Act), unless the Company has received the requisite approval from stockholders as required pursuant to the Investment Company Act.

8. Conditions to the Placement Agent’s Obligations.

The respective obligations of the Company, the Investment Adviser and the Administrator, and the obligations of the Placement Agent, hereunder are subject to the condition that the Registration Statement has become effective and at the Settlement Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings with respect thereto shall have been initiated or, to the Company’s knowledge, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Placement Agent.

The obligations of the Placement Agent are subject to the following further conditions:

(a) The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Placement Shares issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b) None of the following events shall have occurred and be continuing: (i) receipt by the Company or the Investment Adviser or the Administrator of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, including any notice objecting to the use of the Registration Statement or order pursuant to Section 8(e) of the Investment Company Act having been issued and proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) The Placement Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Placement Agent’s reasonable opinion is material, or omits to state a fact that in the Placement Agent’s opinion is material and is required to be stated therein or is necessary in order to make the statements therein not misleading (and in the case of the Prospectus, in light of the circumstances under which they were made).

(d) Except as contemplated in the Prospectus, there shall not have been any material change, on a consolidated basis, in the authorized capital stock of the Company or any Company Material Adverse Effect.

(e) The Placement Agent shall have received (i) the favorable opinions of Company Counsel (as defined below), required to be delivered pursuant to Section 9(n) on or before the date on which such delivery of such opinion is required, and (ii) the opinion of Duane Morris LLP, counsel to the Placement Agent, on or before the date on which Company Counsel is required to deliver an opinion pursuant to Section 9(n), with respect to such matters as the Placement Agent may reasonably require.

(f) The Placement Agent shall have received the Officer’s Certificates on or before the date on which delivery of such certificate is required pursuant to Section 9(m).

(g) The Placement Agent shall have received the Comfort Letter and the CEO/CFO Certificate required to be delivered pursuant to Section 9(o) on or before the date on which such delivery of such letter and certificate are required pursuant to Section 9(o).

(h) The Placement Shares shall have been approved for listing on the NYSE, subject only to notice of issuance.

(i) Prior to the issuance of any Placement Notice, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the sales terms and arrangements.

(j) Trading in the Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall not have been suspended on the NYSE.

(k) On each date on which the Company is required to deliver an Officer’s Certificate, counsel for the Placement Agent shall have been furnished with such certificates, letters, opinions and other documents as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(l) There shall not have occurred any event that would permit the Placement Agent to terminate this Agreement pursuant to Section 11(a).

(m) All filings with the Commission required by Rule 424(b) under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424(b).

9. Covenants of the Company, the Investment Adviser and the Administrator.

In further consideration of the agreements of the Placement Agent herein contained, the Company covenants and agrees, and the Investment Adviser and the Administrator, covenant and agree with the Placement Agent as follows:

(a) After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by the Placement Agent under the Securities Act, (i) the Company will notify the Placement Agent promptly of the time when any subsequent amendment to the Registration Statement has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Placement Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the opinion of counsel for the Company and for the Placement Agent, may be necessary or advisable in connection with the distribution of the Placement Shares by the Placement Agent (provided, however, that the failure of the Placement Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Placement Agent’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to the Placement Agent within a reasonable period of time before the filing and the Placement Agent has not reasonably objected thereto (provided, however, that the failure of the Placement Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Placement Agent’s right to rely on the representations and warranties made by the Company in this Agreement); and (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to Rule 424(b) of the Securities Act. The Company will also promptly effect the necessary post-effective amendment and the filings required pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

(b) The Company will advise the Placement Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Shares for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c) The Company will furnish to the Placement Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act, in each case as soon as reasonably practicable, and in such quantities and at such locations as the Placement Agent may from time to time reasonably request. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Placement Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) If at any time when a Prospectus is required by the Securities Act to be delivered in connection with a pending sale of the Placement Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Placement Agent and for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of each counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Placement Agent to suspend the offering of Placement Shares during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Placement Agent such number of copies of such amendment or supplement as the Placement Agent may reasonably request.

(e) The Company and the Investment Adviser will not take any action designed to cause or result in the manipulation of the price of any security of the Company to facilitate the sale of Shares in violation of the Securities Act or the Exchange Act and the applicable Rules and Regulations, or the securities or “blue sky” laws of the various states and foreign jurisdictions in connection with the offer and sale of Shares.

(f) The Company will use its commercially reasonable efforts, in cooperation with the Placement Agent, to endeavor to qualify the Shares for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Placement Agent shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent of service of process or to qualify as a foreign entity or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) During any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Placement Agent under the Securities Act with respect to a pending sale of the Placement Shares, the Company will use its best efforts to effect the listing of the Shares on the NYSE, subject to official notice of issuance.

(h) The Company, during any period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act and the Investment Company Act within the time periods required by the Exchange Act and the Investment Company Act, as the case may be.

(i) The Company will not, without (i) giving the Placement Agent at least one (1) business day prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Placement Agent suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Placement Agent in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock, Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, or file any registration statement under the Securities Act with respect to any of the foregoing or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock, Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (x) the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock to be offered and sold through the Placement Agent pursuant to this Agreement and (y) the Common Stock issued pursuant to the Dividend Reinvestment Plan as it may be amended from time to time.

(j) The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Shares, advise the Placement Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Placement Agent pursuant to this Agreement.

(k) The Company will cooperate with any reasonable due diligence review conducted by the Placement Agent or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Placement Agent may reasonably request. The parties acknowledge that the due diligence review contemplated by this Section 9(k) will include, without limitation, during the term of this Agreement a quarterly diligence conference to occur within five (5) Trading Days after the filing of the Company’s annual report and semi-annual report on Form N-CSR and N-CSRS, respectively, and interim reports containing financial statements filed pursuant to Rule 30b2-1(b) (collectively, with any successor forms that may be required by the Commission, the “Reports”), whereby the Company will make its senior corporate officers available to address diligence inquiries of the Placement Agent and will provide such additional information and documents as the Placement Agent may reasonably request.

(l) The Company will disclose in its annual report and semi-annual report on Form N-CSR and N-CSRS, respectively, and interim reports containing financial statements filed pursuant to Rule 30b2-1(b), as applicable, the number of Placement Shares sold through the Placement Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Placement Agent with respect to such Placement Shares. To the extent the information set forth in this Section 9(l) is filed in a prospectus supplement, the Company agrees to deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(m) On or prior to the date that the first Placement Notice is issued, and within five (5) Trading Days after the Company:

(i) (A) files the Prospectus relating to the Placement Shares or amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement relating to the Placement Shares, or (B) files a Rule 424(b) filing (other than a Rule 424(b) filing solely to update management’s estimates of the Company’s financial metrics as of the most recent month end (“Financial Metrics 424(b)”)); and

(ii) files a Report (to the extent not already covered by subsection (i) of this Section 9(m)) (each such date of filing of one or more of the documents referred to in clauses (i) and (ii) and any time of request pursuant to this Section 9(m) shall be a “Representation Date”);

each of the Company, the Investment Adviser and the Administrator shall furnish the Placement Agent with a certificate, in the forms attached hereto as Exhibit D-1, Exhibit D-2, and Exhibit D-3, as applicable (each, an “Officer’s Certificate”).

With respect to post-effective amendments to the Registration Statement contemplated by this Section 9(m), the Representation Date shall be the date the Commission declares such amendment effective and all Representation Date deliveries relating thereto which are required by Section 9 shall be delivered on or as promptly as practicable following the date of effectiveness of such amendment.

The requirement to provide a certificate under this Section 9(m) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form N-CSR. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Placement Agent with a certificate under this Section 9(m), then before the Company delivers the Placement Notice or the Placement Agent sells any Placement Shares, each of the Company, the Investment Adviser and the Administrator shall provide the Placement Agent with the applicable Officer’s Certificate dated the date of the Placement Notice.

(n) On or prior to the date of the first Placement Notice and within five (5) Trading Days of each Representation Date with respect to which the Company, the Investment Adviser and the Administrator are obligated to deliver the applicable Officer’s Certificate, as applicable, for which no waiver is applicable, the Company shall cause to be furnished to the Placement Agent written opinions and negative assurances of Dechert LLP (“Company Counsel”), or other counsel satisfactory to the Placement Agent, in form and substance satisfactory to the Placement Agent and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit E, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish the Placement Agent with a letter to the effect that the Placement Agent may rely on a prior opinion delivered under this Section 9(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(o) On or prior to the date of the first Placement Notice and within five (5) Trading Days of each Representation Date with respect to which the Company, the Investment Adviser and the Administrator are obligated to deliver the applicable Officer’s Certificate, for which no waiver is applicable, the Company shall cause (A) its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish to the Placement Agent letters (collectively, the “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Placement Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letters, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter and (B) the Chief Executive Officer and the Chief Financial Officer to furnish to the Placement Agent a certificate (the “CEO/CFO Certificate”) dated the date that the certificate is required to be delivered, in form and substance satisfactory to the Placement Agent. In addition, on or prior to the date of the first Placement Notice, the Company shall cause such independent accountants to deliver to the Placement Agent an “agreed-upon procedures letter” dated the date the agreed-upon procedures letter is delivered, in form and substance satisfactory to the Placement Agent, containing statements and information of the type ordinarily included in such letters with respect to certain financial information contained in the Registration Statement and the Prospectus.

(p) On or prior to the date of the first Placement Notice, each time Shares are delivered to the Placement Agent as principal on a Settlement Date and within five (5) Trading Days of each Representation Date with respect to which the Company, the Investment Adviser and the Administrator are obligated to deliver the applicable Officer’s Certificate, as applicable, for which no waiver is applicable, each of the Company, the Adviser and the Administrator shall furnish the Placement Agent with a certificate of its respective Secretary, dated the date such certificate is required to be delivered, in substantially the form attached hereto as Exhibit F-1, Exhibit F-2 and Exhibit F-3, as applicable.

(q) Within five (5) Trading Days of the Company filing with the Commission a Financial Metrics 424(b), the Company shall cause to be furnished to the Placement Agent a CEO/CFO Certificate certifying the information included in the Financial Metrics 424(b), in a form and substance satisfactory to the Placement Agent.

(r) The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares, or pay anyone any compensation for soliciting purchases of the Shares other than the Placement Agent; provided, however, that the Company may bid for and purchase its Common Stock, Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock in accordance with Rule 10b-18 under the Exchange Act.

(s) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use reasonable efforts to cause the Company’s directors and officers, in their capabilities, as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of Sarbanes-Oxley Act.

(t) The Company will use reasonable best efforts to comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code, with respect to any fiscal year in which the Company is an investment company registered under the Investment Company Act.

(u) The Company, the Investment Adviser and the Administrator will use their reasonable efforts to perform all of the agreements required of them by this Agreement and discharge all conditions of theirs to closing as set forth in this Agreement.

(v) The Company will use the Net Proceeds as described in the Prospectus.

(w) As soon as practicable, the Company will make generally available to its security holders and to the Placement Agent an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(x) The Company will use its best efforts to effect the listing of the Shares on the NYSE as and when required by this Agreement.

(y) The Company agrees to pay all costs, fees and expenses incurred in connection with performance of its obligations hereunder and in connection with the transactions contemplated under this Agreement, including, without limitation, (i) all expenses incident to the issuance and delivery of the Placement Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar, transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Placement Shares, (iv) all fees and expenses of the Company’s counsel and the Company’s independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts) and the Prospectus, and all amendments and supplements thereto and this Agreement, (vi) all filing fees, distribution fees, attorneys’ fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Placement Shares for offer and sale under the state securities or blue sky laws or any other country, including, if requested by the Placement Agent, the preparation by counsel for the Placement Agent and printing of a “Blue Sky Survey,” an “International Blue Sky Survey” or other memorandum, and any supplements thereto, advising the Placement Agent of such qualifications, registrations and exemptions, (vii) the fees and expenses associated with listing the Placement Shares on NYSE, (viii) the filing fees incident to the review by FINRA of the terms of the sale of the Placement Shares, (ix) the fee and expense of counsel to the Placement Agent in an amount not to exceed (A) $75,000 in connection with due diligence and the preparation of this Agreement (inclusive of expenses previously paid in connection with the Original Sales Agreement) and (B) $3,750 on the first day of each calendar quarter that this Agreement is in effect, commencing on July 1, 2024 and (x) all other fees, costs and expenses incident to the performance by the Company of its obligations hereunder.

10. Indemnity and Contribution.

(a) Each of the Company, the Investment Adviser and the Administrator, jointly and severally, agree to indemnify and hold harmless the Placement Agent, each person, if any, who controls the Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each selling agent of the Placement Agent and each director, officer, member, shareholder or affiliate of the Placement Agent within the meaning of Rule 405 under the Rules and Regulations (each, a “Placement Agent Indemnified Party”) from and against any and all losses, claims, damages, liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) and expense whatsoever, caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, including any information deemed to be a part thereof pursuant to Rule 430B or Rule 424(b) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon written information furnished to the Company by the Placement Agent expressly for use therein.

(b) The Placement Agent agrees to indemnify and hold harmless each of the Company, the Investment Adviser and the Administrator, and each of their respective partners, directors, trustees, managers, members and shareholders (as the case may be), and each officer of the Company who signs the Registration Statement and each person, if any, who controls the Company, the Investment Adviser and/or the Administrator within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Company Indemnified Party”) to the same extent as the foregoing indemnity from the Company, the Investment Adviser and the Administrator to the Placement Agent, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, to written information relating to the Placement Agent furnished to the Company by the Placement Agent expressly for use in the Registration Statement or Prospectus, as originally filed with the Commission, or any amendment thereof. The Company, the Investment Adviser and the Administrator acknowledge that the Placement Agent has not furnished any information to the Company for inclusion in the Prospectus.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a) or 10(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements reasonably incurred of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual conflict of interest, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses reasonably incurred of more than one separate firm (in addition to any local counsel) for all Placement Agent Indemnified Parties, collectively, and (ii) the fees and expenses reasonably incurred of more than one separate firm (in addition to any local counsel) for all Company Indemnified Parties, collectively. In the case of any such separate firm for Placement Agent Indemnified Parties, such firm shall be designated in writing by the Placement Agent. In the case of any such separate firm for the Company Indemnified Parties, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the reasonable fees and expenses of counsel as contemplated by the second and third sentences of this Section 10(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the material terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the indemnified party.

(d) To the extent the indemnification provided for in Section 10(a) or 10(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Investment Adviser and/or the Administrator on the one hand and the Placement Agent on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(d)(i) above but also the relative fault of the Company, the Investment Adviser and/or the Administrator on the one hand and of the Placement Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Investment Adviser and/or the Administrator on the one hand and the Placement Agent on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total discounts and commissions received by the Placement Agent, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company, the Investment Adviser and/or the Administrator on the one hand and the Placement Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Investment Adviser or the Administrator or by the Placement Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company, the Investment Adviser, the Administrator and the Placement Agent agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if Placement Agent were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, the Placement Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it and distributed to the public were offered to the public exceeds the amount of any damages that the Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company, the Investment Adviser and the Administrator contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Placement Agent Indemnified Party or by or on behalf of any Company Indemnified Party and (iii) acceptance of and payment for any of the Shares.

(g) No party shall be entitled to indemnification under this Section 10 if such indemnification of such party would violate Section 17(i) of the Investment Company Act.

11. Termination.

(a) The Placement Agent may terminate this Agreement by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Settlement Date (i) any Company Material Adverse Effect, Investment Adviser Material Adverse Effect, or Administrator Material Adverse Effect, has occurred which, in the reasonable judgment of the Placement Agent may materially impair the investment quality of the Placement Shares, (ii) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the NYSE MKT, the NASDAQ Stock Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (iii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iv) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (v) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (vi) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Placement Agent’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (vi), makes it, in the Placement Agent’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus. If the Placement Agent elects to terminate this Agreement as provided in this Section 11(a), the Placement Agent shall provide the required notice as specified in Section 16 (Notices).

(b) The Company and the Placement Agent shall each have the right, by giving three (3) days’ notice to the other party as hereinafter specified, unless such notice is waived by such other party, to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c) Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of the Maximum Amount through the Placement Agent on the terms and subject to the conditions set forth herein.

(d) This Agreement shall remain in full force and effect unless terminated pursuant to this Section 11 or otherwise by mutual agreement of the parties.

(e) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Placement Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

12. Entire Agreement.

(a) This Agreement supersedes all prior agreements and understandings (whether written or oral) between and among the Company, the Investment Adviser, the Administrator and the Placement Agent, or any of them, with respect to the subject matter hereof.

(b) Each of the Company, the Investment Adviser and the Administrator acknowledges that in connection with the offering of the Shares: (i) the Placement Agent is acting solely in such capacity in connection with the sale of the Shares and no fiduciary, advisory or agency relationship between the Company, the Investment Adviser and the Administrator, on the one hand, and the Placement Agent, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Placement Agent has advised or is advising the Company, the Investment Adviser or the Administrator on other matters, (ii) the public offering price of the Shares and the price to be paid by the Placement Agent for the Shares set forth in this Agreement were established by the Company, the Investment Adviser and the Administrator following discussions and arms-length negotiations with the Placement Agent, (iii) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement, (iv) the Placement Agent owes the Company, the Investment Adviser and the Administrator only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, (v) the Placement Agent may have interests that differ from those of the Company, the Investment Adviser and the Administrator, and (vi) it waives, to the fullest extent permitted by law, any claims it may have against the Placement Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Placement Agent shall not have any liability (whether direct or indirect, in contact, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, the Investment Adviser or the Administrator or any stockholders, employees or creditors of the Company, the Investment Adviser or the Administrator.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and (i) if to B. Riley Securities, shall be sufficient in all respects if delivered, mailed or sent to B. Riley Securities, Inc., 299 Park Avenue, 21st Floor, New York, NY 10171, with a copy to Duane Morris LLP, 1540 Broadway, New York, NY 10036 (facsimile no. (973) 556-1406), Attention: Dean M. Colucci, and (ii) if to the Company, the Investment Adviser or the Administrator, shall be sufficient in all respects if delivered, mailed or sent to the Company, the Investment Adviser or the Administrator, as applicable, at the offices of the Company at 600 Steamboat Road, Suite 202, Greenwich, Connecticut 06830, Attention: Thomas P. Majewski (facsimile no. (203) 340-8501), with a copy to Dechert LLP, 100 Oliver Street, Boston MA 02110, Attention: Thomas J. Friedmann (facsimile no. (617) 275-8389).

Very truly yours,

EAGLE POINT INCOME COMPANY INC.

By:
Name: Kenneth P. Onorio
Title: Chief Financial Officer

EAGLE POINT INCOME MANAGEMENT LLC

By:
Name: Kenneth P. Onorio
Title: Chief Financial Officer

EAGLE POINT ADMINISTRATION LLC

By:
Name: Kenneth P. Onorio
Title: Chief Financial Officer

[Company Signature Page to Fourth Amended and Restated At Market Issuance Sales Agreement]

Accepted as of the date hereof

B. RILEY SECURITIES, INC.

By:
Name:
Title:

[Placement Agent Signature Page to Fourth Amended and Restated At Market Issuance Sales Agreement]

EXHIBIT A

FORM OF PLACEMENT NOTICE

From:	[ ]

Cc:	[ ]

To:	[ ]

Date:	[ ]

Subject: ATM - Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Fourth Amended and Restated At Market Issuance Sales Agreement among Eagle Point Income Company Inc., a Delaware corporation (the “Company”), Eagle Point Income Management LLC, a Delaware limited liability company, Eagle Point Administration LLC, a Delaware limited liability Company, and B. Riley Securities, Inc. (the “Placement Agent”), I hereby request on behalf of the Company that the Placement Agent sell up to [ ] of [type of Placement Shares], at a minimum market price of $[ ] per share.

The time period during which sales are requested to be made shall be [ ].

No more than [ ] shares may be sold in any one trading day.

ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS SPECIFIC DATES THE SECURITIES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY PLACEMENT AGENT, AND/OR THE CAPACITY IN WHICH THE PLACEMENT AGENT MAY ACT IN SELLING SECURITIES (AS PRINCIPAL, AGENT, OR BOTH).

A-1

EXHIBIT B

B. RILEY SECURITIES, INC.

Seth Appel	sappel@brileyfin.com

Patrice McNicoll	pmcnicoll@brileyfin.com

Keith Pompliano	kpompliano@brileyfin.com

With a copy to:	atmdesk@brileyfin.com

EAGLE POINT INCOME COMPANY INC.

Thomas P. Majewski	tmajewski@eaglepointcredit.com

Kenneth P. Onorio	konorio@eaglepointcredit.com

B-1

EXHIBIT C

COMPENSATION

The amount of any discount, commission or other compensation, exclusive of any expense reimbursement, to be paid by the Company to the Placement Agent shall be equal to up to 2% of the gross proceeds with respect to sales of Placement Shares.

C-1

EXHIBIT D-1

EAGLE POINT INCOME COMPANY INC.

OFFICER’S CERTIFICATE

[       ], 2024

The undersigned, the duly qualified and elected Chief Executive Officer of EAGLE POINT INCOME COMPANY INC., a Delaware corporation (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 9(m) of the Fourth Amended and Restated At Market Issuance Sales Agreement dated as of [ ], 2024 (the “Sales Agreement”) among the Company, Eagle Point Income Management LLC, a Delaware limited liability company, and Eagle Point Administration LLC, a Delaware limited liability company, and B. Riley Securities, Inc. (the “Placement Agent”), as placement agent, that to the best of the knowledge of the undersigned:

(i)             Except as disclosed in the Company’s prospectus dated June 29, 2023 (the “Base Prospectus”), the prospectus supplement dated May [ ], 2024 (the “Prospectus Supplement”) and any documents incorporated by reference into the Base Prospectus and Prospectus Supplement and for non-material exceptions as may be set forth on Annex A hereto, the representations and warranties of the Company in Section 5 of the Sales Agreement are true and correct on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof; and

(ii)            The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

Each of Dechert LLP, special counsel to the Company, and Duane Morris LLP, counsel to the Placement Agent, is entitled to rely upon this certificate in connection with the respective opinions given by such firms pursuant to Section 9(n) of the Sales Agreement or otherwise.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Sales Agreement.

(Signature page follows)

D-1-1

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

By:
	Name:	Thomas P. Majewski
	Title:	Chief Executive Officer

[Signature Page to Officer’s Certificate of the Company]

D-1-2

EXHIBIT D-2

EAGLE POINT INCOME MANAGEMENT LLC

OFFICER CERTIFICATE

[     ], 2024

The undersigned, the Managing Partner of EAGLE POINT INCOME MANAGEMENT LLC, a Delaware limited liability company (the “Adviser”), does hereby certify in such capacity and on behalf of the Adviser, pursuant to Section 9(m) of the Fourth Amended and Restated At Market Issuance Sales Agreement dated as of [ ], 2024 (the “Sales Agreement”) among the Eagle Point Income Company, Inc., a Delaware corporation, the Adviser, Eagle Point Administration LLC, a Delaware limited liability company, and B. Riley Securities, Inc. (the “Placement Agent”), as placement agent, that to the best of the knowledge of the undersigned:

(i)       Except as disclosed in the Company’s prospectus dated June 29, 2023 (the “Base Prospectus”), the prospectus supplement dated May [ ], 2024 (the “Prospectus Supplement”) and any documents incorporated by reference into the Base Prospectus and Prospectus Supplement and for non-material exceptions as may be set forth on Annex A hereto, the representations and warranties of the Adviser in Sections 5 and 6 of the Sales Agreement are true and correct on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof; and

(ii)      The Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

Each of Dechert LLP, special counsel to the Company, and Duane Morris LLP, counsel to the Placement Agent, is entitled to rely upon this certificate in connection with the respective opinions given by such firms pursuant to Section 9(n) of the Sales Agreement or otherwise.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Sales Agreement.

(Signature page follows)

D-2-1

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

By:
	Name:	Thomas P. Majewski
	Title:	Managing Partner

[Signature Page to Officer’s Certificate of the Adviser]

D-2-2

EXHIBIT D-3

EAGLE POINT ADMINISTRATION LLC

OFFICER CERTIFICATE

[     ], 2024

The undersigned, as Chief Executive Officer of EAGLE POINT ADMINISTRATION LLC, a Delaware limited liability company (the “Administrator”), does hereby certify in such capacity and on behalf of the Administrator, pursuant to Section 9(m) of the Fourth Amended and Restated At Market Issuance Sales Agreement dated as of [ ], 2024 (the “Sales Agreement”) among Eagle Point Income Company, Inc., a Delaware corporation (the “Company”), Eagle Point Income Management LLC, a Delaware limited liability company, the Administrator, and B. Riley Securities, Inc. (the “Placement Agent”), as placement agent, that to the best of the knowledge of the undersigned:

(i)       Except as disclosed in the Company’s prospectus dated June 29, 2023 (the “Base Prospectus”), the prospectus supplement dated May [ ], 2024 (the “Prospectus Supplement”) and any documents incorporated by reference into the Base Prospectus and Prospectus Supplement and for non-material exceptions as may be set forth on Annex A hereto, the representations and warranties of the Administrator in Sections 5 and 6 of the Sales Agreement are true and correct on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof; and

(ii)      The Administrator has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

Each of Dechert LLP, special counsel to the Company, and Duane Morris LLP, counsel to the Placement Agent, is entitled to rely upon this certificate in connection with the respective opinions given by such firms pursuant to Section 9(n) of the Sales Agreement or otherwise.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Sales Agreement.

(Signature page follows)

D-3-1

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

By:
	Name:	Thomas P. Majewski
	Title:	Chief Executive Officer

[Signature Page to Officer’s Certificate of the Administrator]

D-3-2

EXHIBIT E

COMPANY COUNSEL OPINION

E-1

EXHIBIT F-1

EAGLE POINT INCOME COMPANY INC.

Secretary’s Certificate

[     ], 2024

I, Courtney B. Fandrick, certify that I am the Secretary of Eagle Point Income Company Inc., a Delaware corporation (the “Company”), that I am familiar with the facts herein certified and that, as such, I am authorized to execute this certificate on behalf of the Company, and in connection with the Fourth Amended and Restated At Market Issuance Sales Agreement dated as of [ ], 2024 (the “Sales Agreement”), among the Company, Eagle Point Income Management LLC, a Delaware limited liability company, Eagle Point Administration LLC, a Delaware limited liability company, and B. Riley Securities, Inc. (the “Placement Agent”), and I do hereby further certify that (capitalized terms shall have the meanings ascribed to them in the Sales Agreement):

1.            Attached as Exhibit A is a true and complete copy of the Certificate of Incorporation of the Company (including the Certificate of Designation of 5.00% Series A Term Preferred Stock due 2026 of the Company, and any certificates of increase thereto, the Certificate of Designation of 7.75% Series B Term Preferred Stock due 2028 of the Company, and any certificates of increase thereto, the Certificate of Designation of 8.00% Series C Term Preferred Stock due 2029, and any certificates of increase thereto) as in full force and effect as of the date hereof and on file with the Secretary of State of the State of Delaware. There has been no amendment or other document filed affecting the Certificate of Incorporation and no corporate action has been taken in furtherance of any amendments, modifications or supplements.

2.            No proceedings looking toward the liquidation or dissolution of the Company have been taken or are pending, nor have the directors or stockholders of the Company taken any steps to authorize or institute any of the foregoing.

3.            Attached as Exhibit B is a true and complete copy of the Bylaws of the Company as are in full force and effect as of the date hereof and have not been amended, modified or supplemented as of the date hereof, nor has any corporate action been taken in furtherance of any such amendments, modifications or supplements.

4.            Attached as Exhibit C is a true, correct and complete copy of certain resolutions duly adopted by the Company’s board of directors, at a meeting or by written consent, as the case may be, authorizing, among other things, (i) the issuance and sale of up to [________________ ] of the Shares, (ii) preparation and filing of the Company’s shelf registration statement on Form N-2 (File Nos. 333-272168 and 811-23384) (the “Registration Statement”), and (iii) the execution and delivery by the Company of the Sales Agreement. Such resolutions have not been modified or revoked, are in full force and effect and such resolutions are the only resolutions adopted relating to the matters covered thereby.

5.            The following persons are duly elected, qualified and acting officers of the Company holding the offices set forth opposite their respective names below, have the corporate authorization to act on behalf of the Company in such capacities and to execute and deliver the Sales Agreement and all documents and instruments executed and delivered in connection therewith, and the signature set forth opposite each name is the authentic signature of such officer:

Name	Title	Signature

Thomas P. Majewski	Chief Executive Officer	(See attached)

Kenneth P. Onorio	Chief Financial Officer and Chief Operating Officer	(See attached)

Courtney B. Fandrick	Secretary	(See attached)

F-1-1

6.            Attached as Exhibit D are true, correct and complete copies of all written correspondence between the Company, its officers and employees or, to my knowledge, its accountants, counsel or representatives on the one hand and the Securities and Exchange Commission or its staff on the other hand, relating to the Registration Statement.

7.            Attached as Exhibit E are true, correct and complete copies of all correspondence between the Company, its officers and employees or, to my knowledge, its accountants, counsel or representatives on the one hand and the New York Stock Exchange on the other hand with respect to the Company’s listing of shares of Common Stock on the New York Stock Exchange.

8.            Each person who, as director or officer of the Company or attorney-in-fact of such director or officer, signed (a) the Registration Statement or any power of attorney pursuant to which the Registration Statement was signed, (b) the Sales Agreement, and (c) any other document delivered prior hereto or on the date hereof in connection with the transactions described in the Sales Agreement, was, at the respective times of such signing and delivery, and, in the case of the documents referred to under clause (a) above, at the times of filing, duly elected or appointed, qualified and acting as such director or officer or duly appointed and acting as such attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

9.            The Sales Agreement is substantially in the form approved by the Company’s board of directors and has been duly authorized, executed and delivered by the Company.

10.          Except for any such records that are labeled or have otherwise been reasonably identified as drafts, the corporate records of the Company that have been made available to counsel for the Placement Agent are true and complete copies thereof, and have not been modified or revoked, are in full force and effect.

Each of Dechert LLP, special counsel to the Company, and Duane Morris LLP, counsel to the Placement Agent, is entitled to rely on this certificate in connection with the respective opinions given by such firms pursuant to Section 9(n) of the Sales Agreement or otherwise.

[Signature Page Follows]

F-1-2

IN WITNESS WHEREOF, I have executed this Certificate as of the date first written above.

Name:	Courtney B. Fandrick
Title:	Secretary

I, Thomas P. Majewski, Chief Executive Officer of the Company, do hereby certify as of the date first written above that Courtney B. Fandrick is the duly elected, qualified and acting Secretary of the Company and that the signature of Courtney B. Fandrick set forth above is her genuine signature.

Name:	Thomas P. Majewski
Title:	Chief Executive Officer

[Signature Page to Company Secretary’s Certificate]

F-1-3

Eagle Point Income Company Inc.

Incumbency Certificate

Name	Title	Signature

Thomas P. Majewski	Chief Executive Officer

Kenneth P. Onorio	Chief Financial Officer and
Chief Operating Officer

Courtney B. Fandrick	Secretary

EXHIBIT F-2

EAGLE POINT INCOME MANAGEMENT LLC

MANAGING PARTNER’S CERTIFICATE

[     ], 2024

I, Thomas P. Majewski, certify that I am the Managing Partner of Eagle Point Income Management LLC, a Delaware limited liability company (the “Adviser”), that I am familiar with the facts herein certified and that, as such, I am authorized to execute this certificate on behalf of the Adviser, and in connection with the Fourth Amended and Restated At Market Issuance Sales Agreement dated as of [ ], 2024 (the “Sales Agreement”), among Eagle Point Income Company Inc., a Delaware corporation (the “Company”), the Adviser, Eagle Point Administration LLC, a Delaware limited liability company, and B. Riley Securities, Inc. (the “Placement Agent”), and I do hereby further certify that (capitalized terms shall have the meanings ascribed to them in the Sales Agreement):

1.            The Certificate of Formation of the Adviser, attached as Exhibit A, is a true and complete copy of the Certificate of Formation of the Adviser, as presently in effect and on file with the Secretary of State of the State of Delaware. There has been no amendment or other document filed affecting the Certificate of Formation and no corporate action has been taken in furtherance of any amendments, modifications or supplements.

2.            No proceedings looking toward the liquidation or dissolution of the Adviser have been taken or are pending, nor have the members of the Adviser taken any steps to authorize or institute any of the foregoing.

3.            The Amended and Restated Limited Liability Company Agreement of the Adviser attached as Exhibit B is a true and complete copy of the Amended and Restated Limited Liability Company Agreement of the Adviser and said Amended and Restated Limited Liability Company Agreement is in full force and effect as of the date hereof and has not been amended, modified or supplemented as of the date hereof, nor has any corporate action been taken in furtherance of any such amendments, modifications or supplements.

4.            The Adviser is duly registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940, as amended.

5.            The following persons are duly elected, qualified and acting officers of the Adviser holding the offices set forth opposite their respective names below, have the limited liability company authorization to act on behalf of the Adviser in such capacities and to execute and deliver the Sales Agreement and all documents and instruments executed and delivered in connection therewith, and the signature set forth opposite each name is the authentic signature of such officer:

Name	Title	Signature

Thomas P. Majewski	Managing Partner	(See attached)

Kenneth P. Onorio	Chief Financial Officer and	(See attached)
Chief Operating Officer

6.            The Sales Agreement has been duly authorized, executed and delivered by the Adviser.

Each of Dechert LLP, special counsel to the Company, and Duane Morris LLP, counsel to the Placement Agent, is entitled to rely on this certificate in connection with the respective opinions given by such firms pursuant to Section 9(n) of the Sales Agreement or otherwise.

[Signature Page Follows]

F-2-1

IN WITNESS WHEREOF, I have executed this Certificate as of the date first written above.

By:
	Name:	Thomas P. Majewski
	Title:	Managing Partner

I, Kenneth P. Onorio, Chief Financial Officer and Chief Operating Officer of the Adviser, do hereby certify as of the date first written above that Thomas P. Majewski is the duly elected, qualified and acting Managing Partner of the Adviser and that the signature of Thomas P. Majewski set forth above is his genuine signature.

By:
	Name:	Kenneth P. Onorio
	Title:	Chief Financial Officer and Chief Operating Officer

[Signature Page to Adviser Managing Partner’s Certificate]

F-2-2

Eagle Point Income Management LLC

Incumbency Certificate

Name	Title	Signature

Thomas P. Majewski	Managing Partner

Kenneth P. Onorio	Chief Financial Officer and Chief Operating Officer

EXHIBIT F-3

EAGLE POINT ADMINISTRATION LLC

SECRETARY’S CERTIFICATE

[    ], 2024

I, Nauman S. Malik, certify that I am the Secretary of Eagle Point Administration LLC, a Delaware limited liability company (the “Administrator”), that I am familiar with the facts herein certified and that, as such, I am authorized to execute this certificate on behalf of the Administrator, and in connection with the Fourth Amended and Restated At Market Issuance Sales Agreement dated as of [ ], 2024 (the “Sales Agreement”), among Eagle Point Income Company Inc. (the “Company”), Eagle Point Income Management LLC, the Administrator, and B. Riley Securities, Inc. (the “Placement Agent”), and I do hereby further certify that (capitalized terms shall have the meanings ascribed to them in the Sales Agreement):

1.            The Certificate of Formation of the Administrator, attached as Annex A, is a true and complete copy of the Certificate of Formation of the Administrator as presently in effect and on file with the Secretary of State of the State of Delaware. There has been no amendment or other document filed affecting the Certificate of Formation and no corporate action has been taken in furtherance of any amendments, modifications or supplements.

2.            No proceedings looking toward the liquidation or dissolution of the Administrator have been taken or are pending, nor have the members of the Administrator taken any steps to authorize or institute any of the foregoing.

3.            The Amended and Restated Limited Liability Company Operating Agreement of the Administrator attached as Annex B is a true and complete copy of the Amended and Restated Limited Liability Company Operating Agreement of the Administrator and said Amended and Restated Limited Liability Company Operating Agreement is in full force and effect as of the date hereof and has not been amended, modified or supplemented as of the date hereof, nor has any corporate action been taken in furtherance of any such amendments, modifications or supplements.

4.            The following persons are duly elected, qualified and acting officers of the sole member of the Administrator holding the offices set forth opposite their respective names below, have the limited liability company authorization to act on behalf of the Administrator in such capacities and to execute and deliver the Sales Agreement and all documents and instruments executed and delivered in connection therewith, and the signature set forth opposite each name is the authentic signature of such officer:

Name	Title	Signature

Thomas P. Majewski	Chief Executive Officer	(See attached)

Kenneth P. Onorio	Chief Financial Officer	(See attached)

Nauman S. Malik	Secretary	(See attached)

5.            The Sales Agreement has been duly authorized, executed and delivered by the Administrator.

Each of Dechert LLP, special counsel to the Company, and Duane Morris LLP, counsel to the Placement Agent, is entitled to rely on this certificate in connection with the respective opinions given by such firms pursuant to Section 9(n) of the Sales Agreement or otherwise.

[Signature Page Follows]

F-3-1

IN WITNESS WHEREOF, I have executed this Certificate as of the date first written above.

By:
	Name:	Nauman S. Malik
	Title:	Secretary

I, Thomas P. Majewski, Chief Executive Officer of the Administrator, do hereby certify as of the date first written above that Nauman S. Malik is the duly elected, qualified and acting Secretary of the Administrator and that the signature of Nauman S. Malik set forth above is his genuine signature.

By:
	Name:	Thomas P. Majewski
	Title:	Chief Executive Officer

[Signature Page to Administrator Secretary’s Certificate]

F-3-2

Eagle Point Administration LLC

Incumbency Certificate

Name	Title	Signature

Thomas P. Majewski	Chief Executive Officer

Kenneth P. Onorio	Chief Financial Officer

Nauman S. Malik	Secretary